Exhibit 10.7
J.W. CHILDS ACQUISITION I CORP.
February 27, 2008
J.W. Childs Associates, L.P.
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
Re: Administrative Services
Ladies and Gentlemen:
This letter will confirm our agreement that, commencing on the closing date (the “Closing Date”) of the initial public offering of the securities of J.W. Childs Acquisition I Corp. (the “Company”) pursuant to a registration statement on Form S-1 to be filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of a business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), J.W. Childs Associates, L.P. shall make available to the Company, at 111 Huntington Avenue, Suite 2900, Boston, Massachusetts 02199 (or any successor location of J.W. Childs Associates, L.P.), certain office space, utilities, secretarial support and other administrative services as may be reasonably required by the Company to carry on its business as described in the Registration Statement. In exchange therefor, the Company shall pay J.W. Childs Associates, L.P. the sum of $10,000 per month payable in advance commencing on the Closing Date and on each one month anniversary thereafter until the Termination Date.
J.W. Childs Associates, L.P. hereby waives any and all right, title, interest or claim of any kind with respect to the Company’s obligations hereunder (“Claim”) in or to any distribution from the trust account, as described in the Registration Statement, and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and agrees not to seek recourse, reimbursement, payment or satisfaction of payments due hereunder or, for any such Claim, against such trust account for any reason whatsoever.
This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of laws thereof.

Very Truly Yours, J.W. CHILDS ACQUISITION I CORP.
By:	/s/ David Fiorentino
Name:	David Fiorentino
Title:	Vice President

ACCEPTED AND AGREED: J.W. CHILDS ASSOCIATES, L.P.
By: J.W. Childs Associates, Inc.,
its general partner

By:	/s/ David Fiorentino
Name:	David Fiorentino
Title:	Vice President